 As filed with the Securities and Exchange Commission on May 12, 2017

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CONNECTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	58-2488736
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18500 West Corporate Drive, Suite 250

Brookfield, WI 53045

(Address of principal executive offices)

Connecture, Inc. 2014 Employee Stock Purchase Plan

Connecture, Inc. 2014 Equity Incentive Plan

(Full title of the plan)

Jeffery A. Surges

Chief Executive Officer

18500 West Corporate Drive, Suite 250

Brookfield, WI 53045

(Name and address of agent for service)

(262) 432-8282

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share:
—To be issued under the 2014 Equity Incentive Plan	450,493(2)	$0.84(3)	$378,414.12	$43.86
—To be issued under the 2014 Employee Stock Purchase Plan	56,311(2)	$0.76(4)	$42,796.36	$4.97
Total	506,804	N/A	$421,210.48	$48.83
(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “1933 Act”), this Registration Statement shall also cover any additional shares of Connecture, Inc. (the “Registrant”) common stock that become issuable under the 2014 Equity Incentive Plan (the “2014 Plan”) and the 2014 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)

Represents annual increases on January 1, 2017 to the number of shares of Registrant’s common stock reserved for issuance under the 2014 Plan and the ESPP as provided for in the 2014 Plan and the ESPP, respectively.

(3)

Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the 1933 Act solely for the purpose of calculating the registration fee on the basis of $0.84, which represents the average of the high and low price per share of the Registrant’s common stock on May 10, 2017 as reported on the Nasdaq Global Market.

(4)

Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the 1933 Act solely for the purpose of calculating the registration fee on the basis of $0.84 per share (calculated by taking 90% of $0.84, which represents the average of the high and low price per share of the Registrant’s common stock on May 10, 2017, as reported on the Nasdaq Global Market). Pursuant to the ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be equal to 90% of the lower of the fair market value on (i) the first trading day of the offering period and (ii) the purchase date.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 registers an additional [06,804 shares of common stock of the Registrant to be issued pursuant to the Registrant’s 2014 Plan and ESPP. Accordingly, the contents of the Registration Statements on Form S-8 relating to the 2014 Plan and ESPP previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on December 19, 2014 (File No. 333-201166) and November 10, 2015 (File No. 333-207930), January 4, 2016 (File No. 333-208858), and November 4, 2016 (File No. 333-214453) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)

The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2016, originally filed with the Commission on March 31, 2017 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”);

(b)	All other reports filed with the Commission pursuant to Sections 13(a) or 15(d) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)

The description of the Registrant’s common stock, par value $0.001, contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36778) filed with the Commission on December 9, 2014 pursuant to Section 12(b) of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

 All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual, quarterly or current report of the Registrant or document that is not deemed filed under such provisions. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

See the Index to Exhibits immediately following the signature pages to this Registration Statement on Form S-8, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin on this 12th day of May, 2017.

CONNECTURE, INC.

By:	/s/ Jeffery A. Surges
Jeffery A. Surges
Chief Executive Officer and President

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Connecture, Inc., a Delaware corporation, do hereby constitute and appoint Jeffery A. Surges and Vincent E. Estrada, and each of them, the lawful attorneys-in-fact and agents with full power of substitution, each with power to act alone, and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jeffery A. Surges Jeffery A. Surges	Chief Executive Officer and President (Principal Executive Officer) and Director	May 12, 2017

/s/ Vincent E. Estrada Vincent E. Estrada	Chief Financial Officer (Principal Financial and Accounting Officer)	May 12, 2017

/s/ David A. Jones, Jr. David A. Jones, Jr.	Director	May 12, 2017

/s/ A. John Ansay A. John Ansay	Director	May 12, 2017

/s/ Vickie L. Capps Vickie L. Capps	Director	May 12, 2017

/s/ Paul Kusserow Paul Kusserow	Director	May 12, 2017

/s/ Kraig McEwen Kraig McEwen	Director	May 12, 2017

/s/ Ezra Perlman Ezra Perlman	Director	May 12, 2017

/s/ Russell S. Thomas Russell S. Thomas	Director	May 12, 2017

INDEX TO EXHIBITS

Exhibit Number	Description

4.1

Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 of the Registrant’s Form S-1 Registration Statement (Registration No. 333-199484), declared effective by the Securities and Exchange Commission on December 11, 2014).

4.2

Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 of the Registrant’s Form S-1 Registration Statement (Registration No. 333-199484), declared effective by the Securities and Exchange Commission on December 11, 2014).

4.3	2014 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K (File No. 001-36778), filed with the Commission on September 26, 2016).

4.4

Forms of agreement under 2014 Equity Incentive Plan (incorporated by reference from Exhibit 10.13 of the Registrant’s Form S-1 Registration Statement (Registration No. 333-199484), declared effective by the Securities and Exchange Commission on December 11, 2014).

5.1*	Opinion and consent of DLA Piper LLP (US).

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm relating to the Registrant.

23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith